Exhibit 10.3

Macquarie Wealth Advisers, LLC

660 Fifth Avenue

New York, New York 10103

Macquarie Infrastructure Fund, L.P.

660 Fifth Avenue

New York, New York 10103

Re:	Expense Limitation and Reimbursement Agreement (this “Agreement”)

Ladies and Gentlemen:

Macquarie Wealth Advisers, LLC (the “Adviser”) hereby confirms its agreement as follows in respect of Macquarie Infrastructure Fund, L.P. (the “Fund”), effective October 31, 2025:

1. Specified Expenses; Organizational and Offering Expenses.

“Specified Expenses” means all expenses incurred in the business of the Fund, including, among other things, Organizational and Offering Expenses (as defined below), professional fees, and fees and expenses of the Fund’s administrator, custodian and transfer agent, with the exception of (i) the management fee (as described in the Fund’s Private Placement Memorandum); (ii) the performance allocation (as described in the Fund’s Private Placement Memorandum); (iii) any distribution and/or servicing fee paid applicable to any units of limited partnership interest (“Units”), including the monthly fee paid to the Fund’s placement agent (the “Distribution and/or Servicing Fee”); (iv) transaction-related costs, including, without limitation, costs related to unconsummated transactions and hedging and other derivatives transactions; (v) interest payments; (vi) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vii) taxes; (viii) portfolio company expenses, Intermediate Entity expenses and ordinary corporate operating expenses; and (ix) extraordinary expenses (as determined in the sole discretion of the Adviser).

“Organizational and Offering Expenses” includes legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, capital-raising expenses, design and website expenses, fees and expenses of the entities specified herein (including, as applicable, transfer agent, administrator, custodian and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals and including all similar organizational and offering expenses, of the Fund, MIF TE Feeder, L.P. (the “Feeder”), any parallel vehicles that the Fund forms at the discretion of the general partner of the Fund to invest alongside the Fund (but excluding Macquarie Infrastructure Fund (a sub-fund of Macquarie Private Markets SICAV), a Luxembourg alternative investment fund available to individual investors primarily domiciled in countries of the European Economic Area, the United Kingdom, Switzerland, Asia and certain other jurisdictions, together with its master fund, feeder funds, parallel funds and other related entities, either directly or indirectly through an Intermediate Entity (“MIF International”)) (“Parallel Funds”), and entities used to directly or indirectly hold certain investments of the Fund, including entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction, or any other type of entity, including one or more vehicles used to aggregate the holdings of the Fund and MIF International (“Intermediate Entities”) to the extent not paid by the Feeder, any such Parallel Fund or any such Intermediate Entity or their investors, but excluding upfront selling commissions, placement fees, subscription fees or similar fees and the Distribution and/or Servicing Fee).

2. Advancement of Organizational and Offering Expenses. The Adviser may, in its sole discretion, advance the Organizational and Offering Expenses attributable to the Fund through the first anniversary of the date of the initial acceptance by the Fund of a subscription for Units by persons that are not affiliates of the general partner of the Fund (the “Initial Closing Date”). The Fund will be obligated to reimburse the Adviser for all such advanced Organizational and Offering Expenses over the five years following the first anniversary of the Initial Closing Date. The Adviser will determine what Organizational and Offering Expenses are attributable to the Fund, in its sole discretion.

3. Expense Limitation. The Adviser hereby agrees to limit the amount of Specified Expenses borne by the Fund during the one-year term beginning on the Initial Closing Date and ending on the one-year anniversary thereof (the “Expense Support Period”) to an amount not to exceed 0.70%, on an annualized basis, of the sum of (a) the Fund’s net asset value as of the last calendar day of each calendar month or as otherwise determined by the Adviser plus (b) to the extent deducted in the determination of the Fund’s net asset value as set forth in clause (a), accrued expenses, any accrued/allocated management fee, administration fee, performance allocation or distribution and/or servicing fee applicable to certain classes, or distributions (the “Expense Limitation”). For the avoidance of doubt, the Expense Limitation applies only to Specified Expenses. To the extent that, as of the end of a given calendar month during the Expense Support Period, the Specified Expenses, on an annualized basis, borne by the Fund in the Expense Support Period to date exceed the Expense Limitation, calculated as of the end of such calendar month, the Adviser will pay, absorb or reimburse the Fund the amount of such excess or forgo management fee in the amount of such excess (the “Expense Limitation Payment”); provided, that for a period of five years from such end of such calendar month (including, for the avoidance of doubt, if the Expense Limitation Reimbursement (as defined below) is paid or becomes payable after the term of this Agreement), the Fund shall be obligated to reimburse the Adviser, upon the request of the Adviser, the amount of any Expense Limitation Payments (the “Expense Limitation Reimbursement”) but only if and to the extent that such Expense Limitation Reimbursement, together with any Specified Expenses borne by the Fund, does not exceed the Expense Limitation, calculated as of the end of each calendar month on an annualized basis, or such lower expense limitation as may be in effect for the relevant portions of the Expense Support Period.

4. Term. Unless amended as provided in Section 6, this Agreement will terminate automatically upon the earlier of (a) the expiration of the Adviser’s right to request an Expense Limitation Reimbursement pursuant to Section 3 and (b) the termination of the Amended and Restated Investment Advisory Agreement, dated as of October 31, 2025, between the Fund and the Adviser (the “Investment Advisory Agreement”), unless a new advisory agreement with the Adviser (or with an affiliate controlling, controlled by or under common control with the Adviser) becomes effective upon such termination. This Agreement shall not be terminated within the one-year period beginning on the Initial Closing Date without the consent of the board of directors of the Fund.

5. Survival; Reimbursement. In the event of dissolution, liquidation, sale of substantially all the assets of the Fund or termination of the Investment Advisory Agreement, the Fund agrees to first reimburse the Adviser any amounts previously advanced by the Adviser to the Fund hereunder or paid by the Adviser to the Fund hereunder.

6. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto relating to the subject matter hereof and may not be modified, waived or terminated orally and may only be amended by an agreement in writing signed by the parties hereto.

7. Construction and Forum. This Agreement shall be governed by the laws of the State of New York. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

8. Counterparts. For the convenience of the parties, any number of the counterparts of this Agreement may be executed by any one or more parties hereto, including by facsimile or PDF, and each such executed counterpart shall be, and shall be deemed to be, an original, but all such counterparts shall constitute, and shall be deemed to constitute, in the aggregate, but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

9. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect their validity or enforceability.

Very truly yours,

Macquarie Wealth Advisers, LLC

By:	/s/ Alex Lee
Name:	Alex Lee
Title:	President

Accepted and Agreed:

Macquarie Infrastructure Fund, L.P.

By: MIF GP, LLC, its general partner

By:	/s/ Peter Bendall
Name:	Peter Bendall
Title:	Vice President

By:	/s/ John H. Kim
Name:	John H. Kim
Title:	Secretary

[Signature Page to Expense Limitation and Reimbursement Agreement]